UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C - INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GLOBAL BROADCAST GROUP, INC.
(Name of Registrant As Specified In Its Charter)

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GLOBAL BROADCAST GROUP, INC.

18495 U.S. Hwy 19N

Clearwater, Florida 33764

Notice is given to all stockholders that a majority action of stockholders in lieu of an annual meeting of Global Broadcast Group, Inc., a Delaware corporation (the “Corporation”) was taken on October 20, 2004 to consider and vote upon an amendment to the Corporation’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change the name of the Corporation to DIAGNOSTIC CORPORATION OF AMERICA.

Only stockholders of record at the close of business on October 19, 2004 are entitled to receipt of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT NAME CHANGE

Our Board of Directors proposes to amend Article I of our Certificate of Incorporation to change our name from GLOBAL BROADCAST GROUP, INC. to DIAGNOSTIC CORPORATION OF AMERICA. We believe that the new name will provide a more accurate description of our current operations and to be consistent with our marketing efforts in the medical diagnostic industry. The Amendment is being sought solely to enhance our image and more accurately reflect our current and proposed business.

Section 228 of the Delaware Corporation Law provides that the written consent of the holders of outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such an annual or special meeting. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposals as early as possible in order to accomplish the purposes of the Corporation, as hereinafter described, the Board of Directors of the Corporation voted to utilize the written consent of the holders of a majority in interest of the Corporation’s outstanding voting capital stock.

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation. The complete text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

The Effective Date of the amendment shall be the date of filing of a Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State.

DESCRIPTION OF SECURITIES

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, par value $.001 and 1,000,000 shares of preferred stock, par value $.001. As of October 19, 2004, there were 12,567,871 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 19, 2004, certain information with respect to the beneficial ownership of Common Stock by each person or entity known by the Corporation to be the beneficial owner of 5% or more of such shares, each officer and director of the Corporation, and all officers and directors of the Corporation as a group.

Name and Address of Beneficial Owners	No. Common Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Sam Winer 7270 Maidencane Ct. Largo, FL 33777	100,000	*
James Goodman 1851 Juanita Ct. Clearwater, FL 33764	50,000	*
Michael Rocha 18495 U.S. Hwy. 19 N. Clearwater, FL 33764	150,000	1%
The Winer Family Trust(1) 504 8th Ave. N.E. Delray Beach, FL 33483	2,281,561	18%
Scott Wyler(1) 504 8th Ave. N.E. Delray Beach, FL 33483	1,500,000	12%
Jeanette Nohe 1861 Barcelona Dr. Dunedin, FL 34698	650,000	5%
Bernard Magdovitz 901 Harbor Drive Belleair Beach, FL 33786	650,000	5%
All officers and directors as a group (three persons)	300,000	*

(1)	Shares gifted from 3,781,561 shares held by Sam Winer. Of the 3,781,561 shares, 1,500,000 shares were gifted to Mr. Winer’s son, Scott L. Wyler on April 16, 2004. Mr. Winer disclaims beneficial ownership of the 1,500,000 shares gifted to Mr. Wyler. On April 16, 2004, Mr. Winer transferred the balance of 2,281,561 shares to the Winer Family Trust.
*	represents less than 1%

As of the date of this Information Statement, the directors and officers of the Company beneficially owned 300,000 shares of the Company and, accordingly, had an interest in the vote for the Amendment.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Corporation.

GLOBAL BROADCAST GROUP, INC.

Date: October 21, 2004	/s/ Sam Winer
Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors

EXHIBIT A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

GLOBAL BROADCAST GROUP, INC.

Pursuant to Section 242 of Title 8 of the General Corporation Law of the State of Delaware, the undersigned, Chief Executive Officer of GLOBAL BROADCAST GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST: That the Board of Directors of the Corporation has adopted a resolution proposing an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to “DIAGNOSTIC CORPORATION OF AMERICA”

RESOLVED, that the Certificate of Incorporation of GLOBAL BROADCAST GROUP, INC. be amended by changing Article I, so that, as amended, said Article I shall be and read as follows:

The name of the Corporation is “DIAGNOSTIC CORPORATION OF AMERICA”

SECOND: That in lieu of a meeting and vote of stockholders, shares of stock representing a majority of the issued and outstanding shares of the Common Stock of the Corporation have given written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and notice of such action and written consent has been provided to the remaining stockholders of the Corporation in accordance with the provisions of Section 228(d) of the General Corporation Law.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sam Winer, its Chief Executive Officer, this      day of October 2004.

GLOBAL BROADCAST GROUP, INC.

Sam Winer, Chief Executive Officer